Exhibit 10.8

COPYRIGHT ASSIGNMENT

This Copyright Assignment is delivered pursuant to the Closing under that certain Purchase Agreement (the “Agreement”) dated as of December 18, 2003, between Aether Systems, Inc., as the “Seller”, and TSYS Acquisition Corp., as the “Purchaser”. Capitalized terms used in this Copyright Assignment have the same meanings given to them in the Agreement.

The Seller has delivered this instrument signed by the Seller to enable the Purchaser to file it with any appropriate governmental agency to indicate ownership of Intellectual Property described below and for the other purposes set forth in this instrument. This instrument supplements and is in addition to all other rights of the Purchaser under the Agreement and other instruments of transfer delivered in connection with the Agreement.

For good and valuable consideration, receipt of which the Seller acknowledges, and by signing and delivering this instrument, the Seller sells, assigns, transfers, conveys, and delivers to the Purchaser all of the Seller’s right, title, and interest in and to:

     (a)  the registered and unregistered copyrights and applications for registration of copyrights specifically listed in Annex A to this Copyright Assignment; and

     (b)  the following properties and rights with respect to all copyrights and applications so listed in Annex A:

          (1) all works of authorship claimed or described in the copyrights together with all rights to publish, reproduce, display, transmit, adopt, sell, prepare derivative works, distribute, perform or otherwise make use of the same;

          (2) any and all registered copyrights and copyright applications in the United States and anywhere else in the world that have been or may be granted or filed, respectively, with respect to such works of authorship;

          (3) all income, royalties, damages, and payments hereafter due or payable to the Seller with respect to the copyrights, including without limitation unpaid damages and payments for past, present, and future infringements of any copyright;

          (4) all rights in and under the copyrights to the full end of their terms as fully as the Seller would have held the same in the absence of this assignment; and

          (5) all rights to sue and recover damages and payments for past, present, and future infringements of any of the copyrights, including the right to fully and entirely replace the Seller in all related matters.

As of the date set forth below, the Purchaser has succeeded to all right, title, and standing of the Seller to (a) receive all rights and benefits pertaining to the copyrights and related rights described above, and (b) commence, prosecute, defend and settle all claims and take all actions that the Purchaser, in its sole discretion, may elect in relation to the copyrights described above. This Copyright Assignment (a) is irrevocable and effective upon the Seller’s signature to and delivery of a manually signed copy of this instrument or facsimile or email transmission of the signature to this instrument in connection with the Closing, if and only if the Closing is completed, (b) benefits and binds the parties to the Agreement and their respective successors and assignees, (c) does not modify or affect, and is subject to, the provisions of the Agreement, and (d) may be signed in counterparts as provided in Section 12.12 of the Agreement.

The undersigned has signed this Copyright Assignment on January 13, 2003.

Aether Systems, Inc.:

By:	/s/ David S. Oros

Name:	David S. Oros

Title:	Chief Executive Officer

STATE OF MARYLAND
CITY OF BALTIMORE

On                 before me, Patricia C. Sweeting (the undersigned notary), personally appeared David S. Oros personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[seal]

Patricia C. Sweeting

Notary Public

Annex A

COPYRIGHT	REGISTRATION #	REGISTRATION DATE	OWNER/DIVISION

REGISTERED

ScoutSync client	TX-5-408-585	5/23/01	Aether Systems, Inc./EMS

ScoutBuilder	TX-5-408-586	5/23/01	Aether Systems, Inc./EMS

e-Mobile	TX-5-434-103	8/20/01	Aether Systems, Inc./EMS

EnterpriseISP	TX-5-515-700	11/13/01	Aether Systems, Inc./EMS

ScoutSync 4.1	TX-5-558-474	2/21/02	Aether Systems, Inc./EMS

Fusion 1.2	TX-5-610-853	8/22/02	Aether Systems, Inc./EMS

Fusion 1.0	TXu-945-552	8/22/02	Aether Systems, Inc./EMS

Fusion 1.1	TXu-1-054-182	8/22/02	Aether Systems, Inc./EMS

COMMON LAW	(NOT REGISTERED)

ScoutWeb	TX-5-786-117	11/5/01	Aether Systems, Inc./EMS